Exhibit 99.1

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May 25, 2005

Lehman Brothers Fixed Income Conference
Mike Ciskowski, Chief Financial Officer

[GRAPHIC]	Forward Looking Statements

Statements contained in this presentation that state either company’s or their management’s expectations or predictions of future events are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934.  The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements.  It is important to note that either company’s actual results could differ materially from those projected in their forward-looking statements.  For more information concerning factors that could cause actual results to differ from those expressed or forecast, see the proxy statement/prospectus regarding the proposed merger, which is included with the Form S-4 Registration Statement filed with the Securities and Exchange Commission on May 20, 2005 (as the same may be supplemented or amended).  Also see both companies’ annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available on the companies’ respective web sites at http://www.valero.com and http://www.premcor.com.

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Proxy Statement/Prospectus

Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed merger, which is included with the Form S-4 Registration Statement filed with the Securities and Exchange Commission on May 20, 2005 (as the same may be supplemented or amended).  The proxy statement/prospectus contains important information and will, when finalized, be sent to Premcor stockholders.  Investors and security holders may obtain a free copy of the proxy statement/prospectus, when it is available, and other documents filed by Valero and Premcor with the SEC at the SEC’s web site at www.sec.gov. The proxy statement/prospectus and these other documents may also be obtained, when available, free of charge from Valero and Premcor.

Premcor and its directors, executive officers and certain other employees, may be deemed to be soliciting proxies from stockholders in favor of the approval of the merger and related matters. Information regarding the persons who may, under SEC rules, be deemed to be participants in the solicitation of Premcor stockholders in connection with the merger is set forth in the proxy statement/prospectus referred to above.

Valero Acquiring Premcor

• Announced $8 billion acquisition of Premcor April 25th

• Approximately 50/50 cash and stock consideration

• Assuming $1.8 billion of Premcor long-term debt

• Cash consideration will be financed with a combination of cash on hand, bank debt, and/or proceeds from a public debt offering

• Closing expected on or before December 31, 2005, subject to FTC and Premcor shareholder approval

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Strategic Rationale

• Premcor assets a great fit with Valero

• Combined company would be largest refiner in North America

• Enhanced geographic diversity, which further increases earnings stability

• Aligned strategies that further increase exposure to light-heavy spread

• Combined entity would process around 1 million bpd of Maya-like crudes by 2007

• Premcor assets provide profit improvement opportunities

• Ample optimization and strategic opportunities

• Valero has proven track record of increasing reliability, capacity and yields

• Market value of refining assets approaching replacement costs

• Scarcity of quality U.S. refining assets

• Acquiring 790 mbpd of capacity at 70% of current replacement cost

Financial Benefits

• Expected to be significantly accretive to earnings and cash flow per share                                                                                                              [GRAPHIC]

• 14% accretive to estimated 2006 Case earnings per share

• 13% accretive to estimated 2006 Case cash flow per share

• Expect at least $350 million of annually recurring synergies

• Expect to retain investment grade credit rating

Strong Financial Position

($ in Millions)	VLO 1Q05	PCO 1Q05*

Debt, Including Current Maturities	$4,045	$1,813
Cash	$686	$568
Total Equity	$7,991	$2,263
Total Capitalization	$11,350	$3,508
Debt-to-Capitalization Ratio	29.6%	35.5%

Debt Ratings:	Moody’s	Baa3	Negative Outlook
	S&P	BBB-	Negative Outlook

*Based on publicly available information.

Liquidity Outlook

($ in Millions)

	Facility Amount	Maturity	Borrowings at 3/31	LOC at 3/31	Available
Committed Facilities
5-Year Revolver	$750	Jan. ’07	$—	$246	$504
3-Year Revolver	750	Dec. ’06	—	—	750
Canadian Working Capital	95	July ’05*	—	7	88
Total	$1,595		$—	$253	$1,342

• Over $1.3 billion available on bank lines

• Expect $2.5 billion revolver at the time of closing

• Low debt maturities next three years

• Valero has $214 million in 2005; $220 million in 2006; and $287 million in 2007

• Premcor has $23 million in 2005; $46 million in 2006; and $43 million 2007

• Valero accounts receivable program coming due in October 2005; presently in the process of renewing

*In the process of renewing through July ‘06

Financial Impact - Key Assumptions

• Key Price Drivers (As of April 12, 2005)

($ per barrel)	2004	2005	2006	Mid-Cycle ’01-’05 Avg.
WTI	41.45	53.15	52.00	35.55
USGC Gas Crack	7.69	6.91	7.50	5.87
USGC High Sulfur Heat Crack	3.95	7.46	8.00	3.73
Arab Medium crude vs. WTI	(6.36)	(9.06)	(8.25)	(5.60)
Maya crude vs. WTI	(11.47)	(16.44)	(15.00)	(9.78)

• Key Assumptions:

• Close December 31, 2005

• 2005 price forecast based on first quarter actuals and the forward curve as of April 12, 2005

• 2006 price forecast based on Valero’s projections as of April 12, 2005

• Projected goodwill of $2 billion

• For 2006, approximately $190 million of synergies in the 2006 Case and $145 million in synergies in the Mid-Cycle case

• Fully diluted shares outstanding of 327 million in 2006 Case & Mid-Cycle Case

2006 Case Capital Forecast

Pro-forma Projected Capital Expenditures

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• Expect to fund all capex with available cash flow

• Would reduce capital in lower margin environment

• Significant improvements in free cash flow expected post-2006

• Nearing the completion of Tier II investment

Financial Impact

2006 Earnings Per Share	2006 Free Cash Flow ($MM)

[CHART]	[CHART]

2006 Free Cash Flow / Debt	2006 Year-End Net Debt / Capitalization

[CHART]	[CHART]

Commitment to Reducing Leverage

Valero Net Debt to Capitalization Ratio

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2005 Sour Crude Fundamentals

WTI vs. USGC Maya, $/bbl.	WTI vs. Mars, $/bbl.

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• Expect sour crude discounts to widen as more resid comes to market and demand for crudes increases in 2H05

• Forward curve for Maya and Mars indicating a record year

NOTE: Forward Curve as of May 18, 2005

2005 Refined Product Fundamentals

USGC Gas Crack, $/bbl.	USGC Heat Crack, $/bbl.

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• Gasoline demand up 1.1% YTD over 2004

• Distillate margins at record levels

• Strong global economic activity

• Distillate imports to U.S. are down 25% YTD

NOTE: Forward Curve as of May 18, 2005

2006 – Expect Another Great Year

• Major changes in U.S. sulfur specs

• 30 ppm gasoline January 1, 2006

• Further restricts pool of potential imports

• Turnarounds expected to amplify supply issues

• Yield losses

• 15 ppm diesel June 1, 2006

• Potential supply problems

• Logistics/contamination issues

• Worldwide refined product demand expected to remain strong

• Increased demand for sweet crudes

• Strong demand for lighter, higher value products to increase demand for sweet crudes

• Sour crude refiners will benefit

Well Positioned for the Future

• Favorable earnings and cash flow outlook                                                                                                                                                                                                                                                               [GRAPHIC]

• Strong financial position

• Solid financial ratios

• Good liquidity

• Valero has all the advantages needed for the future

• Complexity and geographic diversity

• Increased size and upgrading capability

• These advantages expected to be enhanced with the Premcor acquisition

Appendix

Combined Asset Base

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NOTE: Complexity based on Nelson Complexity calculation from O&G Journal 2004 Refining Survey

Enhanced Geographic Diversity

U.S. Refining Crude Capacity Rank by PADD (bbls/d) (1)

• PADD I			•% of •PADD
•Sunoco	•655,000		•41.6%
•ConocoPhillips	•423,000		•26.9%
Valero - Premcor	341,000		21.7%
•Premcor	•175,000		•11.1%
•Valero	•166,000		•10.5%
•United Refining	•66,700		•4.2%
•Total PADD I	•1,574,000	*

* Does not include imports

•PADD II		•% of •PADD
•MAP	•631,000	•18.1%
•BP	•546,250	•15.6%
•ConocoPhillips	•493,000	•14.1%
Valero - Premcor	431,750	12.4%
•Premcor	•346,750	•9.9%
•Flint Hills	•257,213	•7.4%
•Valero	•85,000	•2.4%
•Total PADD II	•3,492,613

•PADD III		•% of •PADD
•ExxonMobil	•1,586,000	•19.7%
Valero - Premcor	1,239,000	15.4%
•Royal Dutch Shell	•1,203,700	•14.9%
•Valero	•989,000	•12.3%
•ConocoPhillips	•851,700	•10.6%
•CITGO	•575,064	•7.1%
•Premcor	•250,000	•3.1%
•Total PADD III	•8,052,965

•PADD IV		•% of •PADD
•Sinclair	•94,500	•16.0%
•Suncor Energy	•60,000	•10.2%
•ExxonMobil	•60,000	•10.2%
•Tesoro	•60,000	•10.2%
•ConocoPhillips	•58,000	•9.8%
Valero - Premcor	28,000	4.7%
•Valero	•28,000	•4.7%
•Premcor	• —	•0.0%
•Total PADD IV	•590,700

•PADD V		•% of •PADD
•ChevronTexaco	•539,000	•18.0%
•BP	•496,900	•16.6%
•Tesoro	•441,200	•14.7%
•Royal Dutch Shell	•406,200	•13.5%
•ConocoPhillips	•337,700	•11.3%
Valero - Premcor	217,500	7.3%
•Valero	•217,500	•7.3%
•Premcor	• —	•0.0%
•Total PADD V	•2,999,600

(1).      Source: Oil & Gas Journal Worldwide Refining Survey December 2004. Excludes Aruba refinery (285 bpd) and Jean Gaulin refinery (215 bpd).

Estimated Synergies

Synergies and Other Savings/Improvements	$MM/year	Comments
• Corporate SG&A Savings	$55	Headquarters expense, marketing cost

• Incentive Compensation	$60	Premcor vs. Valero bonus, stock option expense

• Crude Financing Cost	$15	Letter of credit savings, Morgan Stanley financing facility

• Strategic Sourcing - Refineries	$15	Catalyst, chemicals, operating supplies

• Insurance Cost Reduction	$15	Premcor cost vs. Valero rate basis

• Crude Supply Savings	$15	Cargo sharing & flexibility - Delaware City & Port Arthur

• Coker/FCC/Gasifier Reliability – Delaware City	$100	Improved rates, feedstock optimization (Gasifier from 1200 to 1800 st/d, coker from 38-48 Mbpd, slurry feed to coker, oxygen enrichment of FCC, heavier crude slate)

• Delaware City integration with Valero	$10	Isobutane, propylene, benzene production (utilize spare Butamer capacity for Paulsboro isobutane, spare extraction capacity for Quebec benzene concentrate, propylene recovery)

• Memphis FCC Revamp/ Discounted crude	$50

Catalyst cooler and oxygen enrichment improves refinery utilization (FCC expansion from 68 to 78 Mbpd, better utilization of crude and downstream capacity - crude from 165 to 180 Mbpd; high-TAN crude slate)

• Memphis Integration with Krotz Springs	$5	Process Krotz Springs high sulfur distillate at Memphis

• Energy Conservation - All Refineries	$10	Miscellaneous projects utilizing Valero best practices.

Total achievable in 2007	$350